Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880                             Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – March 2, 2011 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter and twelve months ended December 31, 2010.

Comparing results for the fourth quarter of 2010 with results for the fourth quarter of 2009:

•	Net revenue was $70,306,000 for the fourth quarter of 2010 as compared to $66,593,000 for the fourth quarter of 2009.

•	Earnings from operations were $5,560,000 for the fourth quarter of 2010 as compared to $5,773,000 for the fourth quarter of 2009.

•	Net earnings were $2,167,000 for the fourth quarter of 2010 as compared to $1,865,000 for the fourth quarter of 2009.

•	Diluted net earnings per share were $0.14 for the fourth quarter of 2010 as compared to $0.12 for the fourth quarter of 2009.

•	Non-GAAP diluted adjusted net earnings, excluding service agreement amortization, per share were $0.23 for the fourth quarter of 2010 as compared to $0.22 for the fourth quarter of 2009.

Comparing results for the twelve months ended December 31, 2010 with results for the twelve months ended December 31, 2009:

•	Net revenue was $285,642,000 for the twelve months ended December 31, 2010 as compared to $274,342,000 for the twelve months ended December 31, 2009.

•	Earnings from operations were $26,206,000 for the twelve months ended December 31, 2010 as compared to $24,848,000 for the twelve months ended December 31, 2009.

•	Net earnings were $10,339,000 for the twelve months ended December 31, 2010 as compared to $7,729,000 for the twelve months ended December 31, 2009.

•	Diluted net earnings per share were $0.65 for the twelve months ended December 31, 2010 as compared to $0.55 for the twelve months ended December 31, 2009.

•

Non-GAAP diluted adjusted net earnings, excluding service agreement amortization, per share were $1.06 for the twelve months ended December 31, 2010 as compared to $1.00 for the twelve months ended December 31, 2009.

For the quarter, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $109,878,000 and same market patient revenue increased 1.0%. For the twelve months ended December 31, 2010, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $443,888,000 and same market patient revenue declined 1.7%.

Cash flow from operations was $8,952,000 for the quarter and $36,270,000 for the twelve months ended December 31, 2010. Amounts paid for acquisitions amounted to $535,000 during the quarter and $21,108,000 for the twelve months ended December 31, 2010. The Company completed one in-market acquisition during the quarter and one platform acquisition and three in-market acquisitions during the twelve months ended December 31, 2010. The acquisition completed during the quarter generated approximately $164,000 of patient revenue in the quarter and is expected to generate patient revenue of approximately $640,000 on an annualized basis. Acquisitions completed during the year generated approximately $11,807,000 of patient revenue in the quarter and are expected to generate patient revenue of approximately $21,000,000 on an annualized basis. Capital expenditures were $3,614,000 for the quarter and $8,964,000 for the twelve months ended December 31, 2010. The Company completed two de novo facilities during the quarter, and it completed six de novo facilities and relocated one dental facility during the twelve months ended December 31, 2010.

The Company recognized $338,000 of professional fees, $203,000 net of tax or $0.01 per diluted share, for the twelve months ended December 31, 2010, associated with its acquisition of Cincinnati Dental Services. The Company recognized $561,000 of professional fees, $338,000 net of tax or $0.02 per diluted share, for the quarter ended December 31, 2009 and twelve months ended December 31, 2009, associated with its acquisition of Christie Dental Partners. These fees have been included in general corporate expenses.

The Company recognized $615,000 of expenses, $370,000 net of tax or $0.02 per diluted share, associated with the refinancing of its indebtedness for the twelve months ended December 31, 2010. The Company recognized $989,000 of expenses, $596,000 net of tax or $0.04 per diluted share, associated with the refinancing of its indebtedness for the twelve months ended December 31, 2009. These expenses have been included in interest expense.

The Company recognized $450,000, $253,000 net of tax or $0.02 per diluted share, of stock-based compensation expense during the quarter, as compared to $436,000, $263,000 net of tax or $0.02 per diluted share, for the same quarter last year. These expenses have been included in general corporate expenses.

Under the Company’s share repurchase program, the Company repurchased 185,000 shares of its common stock for $2,230,000 at an average price of $12.09 per share during the quarter and 407,000 shares of its common stock for $4,698,000 at an average price of $11.56 per share for the twelve months ended December 31, 2010. The Company has $5,302,000 remaining under its $10,000,000 repurchase authorization.

Patient Revenue of the Affiliated Practices

The Company does not consolidate the financial statements of the practices affiliated with the Company by means of service agreements with its financial statements. Patient revenue of the affiliated practices is, however, a financial measure used by the Company’s management to monitor operating performance and to help identify and analyze trends of the affiliated practices that may affect the Company’s business. Most of the operating expenses incurred by the Company, pursuant to the service agreements, are on behalf of the affiliated practices in the operation of dental facilities. These expenses are significantly affected by the patient revenue of the affiliated practices.

Use of Non-GAAP Financial Measures

Adjusted net earnings and adjusted net earnings excluding service agreement amortization are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures, the reconciliation to those GAAP measures and all additional reconciliations required by Regulation G.

The Company believes non-GAAP financial measures, such as adjusted net earnings and adjusted net earnings excluding service agreement amortization, are important financial measures for understanding its financial performance. The Company incurs significant amortization expense related to its service agreements in contrast to many companies, in the same and other industries, that do not amortize intangible assets based on authoritative literature for goodwill and other intangible assets. Expenses related to the Company’s debt refinancing and professional fees related to the Company’s acquisitions have also been excluded from the Company’s non-GAAP financial measures. The Company believes these items should be presented separately due to their magnitude and non-recurring impact to the Company’s ongoing operations. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

For further discussion of these events and a comprehensive review of the quarter ended December 31, 2010, the Company will host its previously announced conference call on Thursday, March 3, 2011 at 9:00 a.m., EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investors section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m., EST, Thursday, March 10, 2011.

About American Dental Partners, Inc.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 26 dental group practices, which have 278 dental facilities with approximately 2,389 operatories located in 21 states.

Use of Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net revenue	$70,306	$66,593	$285,642	$274,342
Operating expenses:
Salaries and benefits	28,709	28,068	116,288	117,429
Lab fees and dental supplies	10,352	9,550	42,847	39,691
Office occupancy expenses	9,510	8,638	37,377	34,326
Other operating expenses	6,938	5,734	27,295	23,739
General corporate expenses	3,867	3,471	14,237	13,709
Depreciation expense	2,821	3,034	11,431	11,137
Amortization of intangible assets	2,549	2,325	9,961	9,463

Total operating expenses	64,746	60,820	259,436	249,494

Earnings from operations	5,560	5,773	26,206	24,848
Interest expense, net	1,666	2,571	8,754	11,055

Earnings before income taxes	3,894	3,202	17,452	13,793
Income taxes	1,709	1,272	6,946	5,475

Consolidated net earnings	2,185	1,930	10,506	8,318
Noncontrolling interest	18	65	167	589

Net earnings	$2,167	$1,865	$10,339	$7,729

Net earnings per common share:
Basic	$0.14	$0.12	$0.66	$0.55

Diluted	$0.14	$0.12	$0.65	$0.55

Weighted average common shares outstanding:
Basic	15,422	15,682	15,639	13,946

Diluted	15,754	16,009	15,965	14,155

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$4,798	$6,807
Accounts receivable, net	19,403	20,811
Other current assets	19,085	15,285

Total current assets	43,286	42,903

Property and equipment, net	53,095	53,766

Other non-current assets:
Goodwill	90,750	86,852
Intangible assets, net	185,669	180,573
Other assets	5,556	5,912

Total non-current assets	281,975	273,337

Total assets	$378,356	$370,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$28,664	$27,211
Other current liabilities	9,943	11,810
Current maturities of debt	8,156	8,685

Total current liabilities	46,763	47,706

Non-current liabilities:
Long-term debt	92,250	93,506
Other liabilities	43,909	41,478

Total non-current liabilities	136,159	134,984

Total liabilities	182,922	182,690

Noncontrolling interest	462	1,857
Commitments and contingencies
Stockholders’ equity	194,972	185,459

Total liabilities and stockholders’ equity	$378,356	$370,006

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(unaudited)

Selected statistical data

	December 31,
	2010	2009
Number of dental facilities	278	268
Number of operatories (a)	2,389	2,259
Number of affiliated dentists (b)	576	533

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices and Arizona’s Tooth Doctor for Kids.

Patient revenue and same market patient revenue growth (c)

(in thousands)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2010	2009		2010	2009
Total patient revenue (c):
Platform dental group practices affiliated with the Company in both periods of comparison	$100,546	$99,515	1.0%	$408,298	$415,565	-1.7%
Platform dental group practices that affiliated with the Company during periods of comparison	9,332	1,861	—	35,590	2,840	—

Total patient revenue	109,878	101,376	8.4%	443,888	418,405	6.1%
Patient revenue of Arizona’s Tooth Doctor for Kids	4,700	5,545	-15.2%	21,750	24,708	-12.0%

Patient revenue of practices affiliated with the Company by means of service agreements	105,178	95,831	9.8%	422,138	393,697	7.2%
Net revenue due to the Company under service agreements	65,098	60,482	7.6%	261,692	247,103	5.9%

Amounts retained by practices affiliated with the Company by means of service agreements	$40,080	$35,349	13.4%	$160,446	$146,594	9.4%

(c)	Includes patient revenue of Arizona’s Tooth Doctor for Kids, which is consolidated with the Company’s financial results, and patient revenue of affiliated practices that are not consolidated with the Company’s financial results.

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Components of same market patient revenue growth

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2010	2009		2010	2009
Existing facilities (d)	$98,379	$98,808	-0.4%	$394,769	$406,158	-2.8%
De novo facilities (e)	941	168	460.1%	6,581	4,390	49.9%
Expanded/relocated facilities (e)	501	539	-7.1%	4,095	4,377	-6.4%

Same market growth excluding acquisitions	99,821	99,515	0.3%	405,445	414,925	-2.3%
Acquired facilities (e)	725	—	—	2,853	640	345.8%

Same market patient revenue growth	$100,546	$99,515	1.0%	$408,298	$415,565	-1.7%

(d)	Includes facilities in both periods of comparison.
(e)	Includes facilities completed or acquired in either period of comparison.

Reconciliation of GAAP earnings, as reported, to non-GAAP earnings and adjusted net earnings

(in thousands, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP
Net earnings (as reported)	$2,167	$2,167	$1,865	$1,865	$10,339	$10,339	$7,729	$7,729
Add: Write-off of expenses associated with debt refinancing, net of tax (f)	—	—	—	—	—	370	—	596
Add: Expenses associated with Christie Dental acquisition, net of tax (f)	—	—	—	338	—	—	—	338
Add: Expenses associated with Cincinnati Dental Services acquisition, net of tax (f)	—	—	—	—	—	203	—	—

Adjusted net earnings	2,167	2,167	1,865	2,203	10,339	10,912	7,729	8,663
Add: Amortization related to service agreements, net of tax (f)	1,422	1,422	1,394	1,394	5,960	5,960	5,509	5,509

Adjusted net earnings excluding service agreement amortization	$3,589	$3,589	$3,259	$3,597	$16,299	$16,872	$13,238	$14,172

Weighted average diluted shares outstanding	15,754	15,754	16,009	16,009	15,965	15,965	14,155	14,155
Diluted adjusted net earnings per share	$0.14	$0.14	$0.12	$0.14	$0.65	$0.68	$0.55	$0.61

Diluted adjusted net earnings excluding service agreement amortization per share	$0.23	$0.23	$0.20	$0.22	$1.02	$1.06	$0.94	$1.00

(f)	Tax effected at effective tax rate in the period reported.